Exhibit 99

MASCO DELIVERS STRONG FOURTH QUARTER AND FULL-YEAR RESULTS BY EXECUTING ON STRATEGIC INITIATIVES

2015 Fourth Quarter Key Highlights

•                  Sales for the fourth quarter increased 3 percent to $1.7 billion; sales increased 6 percent excluding the impact of foreign currency translation

•                  Adjusted operating profit grew 31 percent to $219 million

•                  Adjusted operating profit margin for the quarter increased to 12.8 percent, a 280 basis point expansion

•                  Adjusted EPS for the quarter grew 61 percent to $.29 per common share

TAYLOR, Mich. (February 9, 2016) — Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported net sales and adjusted operating profit growth in the fourth quarter of 2015. Adjusted operating profit margin rose to 12.8 percent, representing a 280 basis point increase over the prior year.

2015 Fourth Quarter Commentary

•                  Compared to fourth quarter 2014, net sales from continuing operations increased 3 percent to $1.7 billion. In local currency, North American sales increased 6 percent and international sales increased 4 percent

•                  Compared to fourth quarter 2014, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•                  Gross margins improved to 31.3 percent compared to 29.1 percent

•                  Operating margins improved to 12.8 percent compared to 10.0 percent

•                  Income from continuing operations was $.29 per common share compared to $.18 per common share

•                  Income from continuing operations, as reported, was $.22 per common share

•                  Liquidity at the end of the fourth quarter was approximately $1.7 billion

•                  1.8 million shares were repurchased in the fourth quarter

2015 Fourth Quarter Operating Segment Highlights

•                  Plumbing Products’ net sales increased 5 percent (10 percent excluding the impact of foreign currency translation) driven by growth across the segment

•                  Decorative Architectural Products’ net sales decreased 4 percent, primarily due to challenging year-over-year comparisons driven by the timing of inventory replenishments in 2014

•                  Cabinets and Related Products’ net sales increased 5 percent, fueled by continued growth in the retail and dealer channels

•                  Other Specialty Products’ net sales increased 8 percent, led by the strong performance of our North American windows business

“Our fourth quarter results illustrate our ability to deliver consistent and profitable growth,” said Masco President and CEO, Keith Allman. “Exceptional improvement in our U.S. cabinet business drove increased revenue and profit. Our industry-leading plumbing businesses continued their excellent performance trend and delivered another quarter of outstanding results. In our Decorative Architectural Products segment, the ongoing momentum of Behr Pro® and Liberty Hardware was masked by challenging year-over-year comparisons, while our windows businesses benefitted from increased demand in the U.S. and U.K.”

2015 Full Year Key Highlights

•                  Sales for the full year increased 2 percent to $7.1 billion; sales increased 6 percent excluding the impact of foreign currency translation

•                  Adjusted operating profit grew 19 percent to $927 million

•                  Adjusted operating profit margin for the full year increased to 13 percent, a 190 basis point expansion

•                  Adjusted EPS for the year grew 35 percent to $1.19 per common share

2015 Full Year Commentary

•                  Compared to full-year 2014, net sales increased 2 percent to $7.1 billion. In local currency, North American sales increased 6 percent and international sales increased 5 percent

•                  Compared to full-year 2014, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•                  Gross profit margins were 31.6 percent compared to 29.9 percent

•                  Operating profit margins were 13.0 percent compared to 11.1 percent

•                  Income from continuing operations was $1.19 per common share compared to $0.88 per common share

•                  Income from continuing operations, as reported, was $1.03 per common share compared to $2.28 per common share in 2014

•                  Free cash flow was nearly $500 million

“2015 was a transformative year for Masco,” said Keith Allman. “On June 30, 2015, we successfully completed the spinoff of our services businesses, transforming Masco into a branded home improvement and building products company. Our clear strategy and focused execution enabled us to reach a number of milestones. We achieved record sales at Delta, Hansgrohe and Watkins and returned our U.S. cabinet business to profitability by improving adjusted operating profit over $80 million. We also strengthened our balance sheet by generating nearly half a billion dollars in free cash flow and we ended the year with $1.7 billion of liquidity. Furthermore, we demonstrated our continued commitment to return capital to shareholders by increasing our dividend and repurchasing over 17 million shares.”

2016 Outlook

“We look forward to capitalizing on the momentum we’ve built this past year,” continued Mr. Allman. “We remain confident in our ability to successfully execute against our long term growth strategies by leveraging our industry leading positions, robust innovation pipeline and our Masco Operating System. We expect that these growth strategies, coupled with our disciplined capital allocation approach, will continue to create shareholder value in 2016.”

About Masco

Headquartered in Taylor, Mich., Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; and Hot Spring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2015 fourth quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, February 9, 2016 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 19596574. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 19596574. The telephone replay will be available approximately two hours after the end of the call and continue through March 9, 2016.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of home improvement activity and new home construction, our ability to maintain our strong brands and to develop and introduce new and improved products, our ability to maintain our competitive position in our industries, our reliance on key customers, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to sustain the performance of our cabinetry businesses, the cost and availability of raw materials, our dependence on third party suppliers, and risks associated with international operations and global strategies.  These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

Irene Tasi

Director — Investor Relations

313.792.5500

irene_tasi@mascohq.com

# # #

MASCO CORPORATION

Condensed Consolidated Statements of Operations - Unaudited

For the Three Months and Twelve Months Ended December 31, 2015 and 2014

(in millions, except per common share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net sales	$1,715	$1,666	$7,142	$7,006
Cost of sales	1,183	1,185	4,889	4,946
Gross profit	532	481	2,253	2,060

Selling, general and administrative expenses	320	323	1,339	1,347
Income from litigation settlements	—	(9)	—	(9)
Impairment charge for other intangible assets	—	1	—	1
Operating profit	212	166	914	721

Other income (expense), net:
Interest expense	(54)	(56)	(225)	(225)
Other, net	2	1	—	11
Income from continuing operations before income taxes	160	111	689	507

Income tax (expense) benefit	(74)	(16)	(293)	361
Income from continuing operations	86	95	396	868

(Loss) income from discontinued operations, net	(1)	14	(2)	35
Net income	85	109	394	903

Less: Net income attributable to noncontrolling interest	10	9	39	47
Net income attributable to Masco Corporation	$75	$100	$355	$856

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.22	$0.24	$1.03	$2.28
(Loss) income from discontinued operations, net	—	0.04	(0.01)	0.10
Net income	$0.22	$0.28	$1.02	$2.38

Average diluted common shares outstanding	335	351	341	352

Amounts attributable to Masco Corporation:
Income from continuing operations	$76	$86	$357	$821
(Loss) income from discontinued operations, net	(1)	14	(2)	35
Net income attributable to Masco Corporation	$75	$100	$355	$856

Historical information is available on our website.

MASCO CORPORATION

Exhibit A: Reconciliations - Unaudited

For the Three Months and Twelve Months Ended December 31, 2015 and 2014

(in millions, except per common share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,715	$1,666	$7,142	$7,006

Gross profit, as reported	$532	$481	$2,253	$2,060

Rationalization charges	6	3	8	35
(Gain) on sale of property and equipment	(2)	—	(5)	—

Gross profit, as adjusted	$536	$484	$2,256	$2,095

Gross margin, as reported	31.0%	28.9%	31.5%	29.4%
Gross margin, as adjusted	31.3%	29.1%	31.6%	29.9%

Selling, general and administrative expenses, as reported	$320	$323	$1,339	$1,347

Rationalization charges	3	7	10	29

Selling, general and administrative expenses, as adjusted	$317	$316	$1,329	$1,318

Selling, general and administrative expenses as percent of net sales, as reported	18.7%	19.4%	18.7%	19.2%
Selling, general and administrative expenses as percent of net sales, as adjusted	18.5%	19.0%	18.6%	18.8%

Operating profit, as reported	$212	$166	$914	$721

Rationalization charges	9	10	18	64
(Gain) on sale of property and equipment	(2)	—	(5)	—
(Income) from litigation settlements	—	(9)	—	(9)

Operating profit, as adjusted	$219	$167	$927	$776

Operating margin, as reported	12.4%	10.0%	12.8%	10.3%
Operating margin, as adjusted	12.8%	10.0%	13.0%	11.1%

Earnings Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$160	$111	$689	$507

Rationalization charges	9	10	18	64
(Income) from litigation settlements	—	(9)	—	(9)
(Gain) from financial investments, net	(1)	—	(6)	(4)
(Earnings) losses from equity investments, net	—	—	(2)	2
(Gain) on sale of property and equipment	(2)	—	(5)	—
Income from continuing operations before income taxes, as adjusted	166	112	694	560

Tax at 36% rate	(60)	(40)	(250)	(202)

Less: Net income attributable to noncontrolling interest	10	9	39	47

Income from continuing operations, as adjusted	$96	$63	$405	$311

Income per common share, as adjusted	$0.29	$0.18	$1.19	$0.88

Average diluted common shares outstanding	335	351	341	352

Historical information is available on our website.

MASCO CORPORATION

Condensed Consolidated Balance Sheets and

Other Financial Data - Unaudited

(dollars in millions)

	December 31,	December 31,
	2015	2014
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$1,468	$1,379
Short-term bank deposits	248	306
Receivables	853	820
Inventories	687	712
Prepaid expenses and other	72	68
Assets held for sale	—	335
Total Current Assets	3,328	3,620

Property and equipment, net	1,027	1,046
Goodwill	839	840
Other intangible assets, net	160	142
Other assets	326	419
Assets held for sale	—	1,141
Total Assets	$5,680	$7,208

Liabilities
Current Liabilities:
Accounts payable	$749	$721
Notes payable	1,005	505
Accrued liabilities	752	685
Liabilities held for sale	—	300
Total Current Liabilities	2,506	2,211

Long-term debt	2,418	2,919
Other liabilities	698	781
Liabilities held for sale	—	169
Total Liabilities	5,622	6,080
Equity	58	1,128
Total Liabilities and Equity	$5,680	$7,208

	As of
	December 31,	December 31,
Other Financial Data	2015	2014
Working Capital Days
Receivable days	46	47
Inventory days	52	53
Payable days	69	67
Working capital	$791	$811
Working capital as a % of sales (LTM)	11.1%	11.6%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows*
and Other Data - Unaudited	(dollars in millions)

	Twelve Months Ended
	December 31,
	2015	2014
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$704	$695
Working capital changes	(5)	(93)
Net cash from operating activities	699	602

Cash Flows From (For) Financing Activities:
Retirement of notes	(500)	—
Purchase of Company common stock	(456)	(158)
Cash dividends paid	(126)	(117)
Dividend paid to noncontrolling interest	(36)	(34)
Cash distributed to TopBuild Corp.	(63)	—
Issuance of TopBuild Corp. debt	200	—
Issuance of notes, net of issuance costs	497	—
Issuance of Company common stock	2	1
Excess tax benefit from stock-based compensation	75	13
Credit Agreement and other financing costs	(3)	—
Decrease in debt, net	—	(2)
Net cash for financing activities	(410)	(297)

Cash Flows From (For) Investing Activities:
Capital expenditures	(158)	(128)
Other, net	(31)	28
Net cash for investing activities	(189)	(100)

Effect of exchange rate changes on cash and cash investments	(15)	(45)

Cash and Cash Investments:
Increase for the year	85	160
At January 1	1,383	1,223
At December 31	$1,468	$1,383

	As of December 31,
Liquidity*	2015	2014
Cash and cash investments	$1,468	$1,383
Short-term bank deposits	248	306
Total Liquidity	$1,716	$1,689

* Prior period amounts not restated for spin-off of TopBuild Corp.

Historical information is available on our website.

MASCO CORPORATION

Segment Data - Unaudited

For the Three Months and Twelve Months Ended December 31, 2015 and 2014

(dollars in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2015	2014	Change	2015	2014	Change

Cabinets and Related Products
Net sales	$254	$243	5%	$1,025	$999	3%

Operating profit (loss), as reported	$19	$(7)		$51	$(62)
Operating margin, as reported	7.5%	-2.9%		5.0%	-6.2%

Rationalization charges	2	—		5	30
Accelerated depreciation related to plant closures	—	—		—	1
(Gain) on sale of property and equipment	(2)	—		(5)	—
Operating profit (loss), as adjusted	19	(7)		51	(31)
Operating margin, as adjusted	7.5%	-2.9%		5.0%	-3.1%

Depreciation and amortization	6	7		24	32

EBITDA, as adjusted	$25	$—		$75	$1

Plumbing Products
Net sales	$846	$804	5%	$3,341	$3,308	1%

Operating profit, as reported	$126	$113		$512	$512
Operating margin, as reported	14.9%	14.1%		15.3%	15.5%

Rationalization charges	7	3		9	5
Operating profit, as adjusted	133	116		521	517
Operating margin, as adjusted	15.7%	14.4%		15.6%	15.6%

Depreciation and amortization	14	17		56	63

EBITDA, as adjusted	$147	$133		$577	$580

Decorative Architectural Products
Net sales	$420	$438	-4%	$2,020	$1,998	1%

Operating profit, as reported	$85	$80		$403	$360
Operating margin, as reported	20.2%	18.3%		20.0%	18.0%

Depreciation and amortization	4	4		16	16

EBITDA	$89	$84		$419	$376

Historical information is available on our website.

MASCO CORPORATION

Segment Data - Unaudited

For the Three Months and Twelve Months Ended December 31, 2015 and 2014

(dollars in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2015	2014	Change	2015	2014	Change

Other Specialty Products
Net sales	$195	$181	8%	$756	$701	8%

Operating profit, as reported	$7	$8		$57	$47
Operating margin, as reported	3.6%	4.4%		7.5%	6.7%

Rationalization charges	—	—		—	1
Operating profit, as adjusted	7	8		57	48
Operating margin, as adjusted	3.6%	4.4%		7.5%	6.8%

Depreciation and amortization	5	4		18	18

EBITDA, as adjusted	$12	$12		$75	$66

Total
Net sales	$1,715	$1,666	3%	$7,142	$7,006	2%

Operating profit, as reported - segment	$237	$194		$1,023	$857
General corporate expense, net (GCE)	(25)	(37)		(109)	(145)
Income from litigation settlements	—	9		—	9
Operating profit, as reported	212	166		914	721
Operating margin, as reported	12.4%	10.0%		12.8%	10.3%

Rationalization charges - segment	9	3		14	36
Accelerated depreciation - segment	—	—		—	1
Rationalization charges - GCE	—	7		4	27
(Income) from litigation settlements	—	(9)		—	(9)
(Gain) on sale of property and equipment	(2)	—		(5)	—
Operating profit, as adjusted	219	167		927	776
Operating margin, as adjusted	12.8%	10.0%		13.0%	11.1%

Depreciation and amortization - segment	29	32		114	129
Depreciation and amortization - non-operating	4	3		13	11

EBITDA, as adjusted	$252	$202		$1,054	$916

Historical information is available on our website.

MASCO CORPORATION

North American and International Data - Unaudited

For the Three Months and Twelve Months Ended December 31, 2015 and 2014

(dollars in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2015	2014	Change	2015	2014	Change

North American
Net sales	$1,347	$1,277	5%	$5,645	$5,377	5%

Operating profit, as reported	$196	$149		$841	$643
Operating margin, as reported	14.6%	11.7%		14.9%	12.0%

Rationalization charges	6	3		10	35
Accelerated depreciation related to plant closures	—	—		—	1
(Gain) on sale of property and equipment	(2)	—		(5)	—
Operating profit, as adjusted	200	152		846	679
Operating margin, as adjusted	14.8%	11.9%		15.0%	12.6%

Depreciation and amortization	20	23		78	90

EBITDA, as adjusted	$220	$175		$924	$769

International
Net sales	$368	$389	-5%	$1,497	$1,629	-8%

Operating profit, as reported	$41	$45		$182	$214
Operating margin, as reported	11.1%	11.6%		12.2%	13.1%

Rationalization charges	3	—		4	1
Operating profit, as adjusted	44	45		186	215
Operating margin, as adjusted	12.0%	11.6%		12.4%	13.2%

Depreciation and amortization	9	9		36	39

EBITDA, as adjusted	$53	$54		$222	$254

Total
Net sales	$1,715	$1,666	3%	$7,142	$7,006	2%

Operating profit, as reported - segment	$237	$194		$1,023	$857
General corporate expense, net (GCE)	(25)	(37)		(109)	(145)
Income from litigation settlements	—	9		—	9
Operating profit, as reported	212	166		914	721
Operating margin, as reported	12.4%	10.0%		12.8%	10.3%

Rationalization charges - segment	9	3		14	36
Accelerated depreciation - segment	—	—		—	1
Rationalization charges - GCE	—	7		4	27
(Income) from litigation settlements, net	—	(9)		—	(9)
(Gain) on sale of property and equipment	(2)	—		(5)	—
Operating profit, as adjusted	219	167		927	776
Operating margin, as adjusted	12.8%	10.0%		13.0%	11.1%

Depreciation and amortization - segment	29	32		114	129
Depreciation and amortization - non-operating	4	3		13	11

EBITDA, as adjusted	$252	$202		$1,054	$916

Historical information is available on our website.